UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2008
eTelecare Global Solutions, Inc.
(Exact name of registrant as specified in its charter)
001-33362
(Commission File Number)

Philippines (State or other jurisdiction of incorporation)	98-0467478 (I.R.S. Employer Identification No.)
31st Floor CyberOne Building, Eastwood City, Cyberpark,
Libis, Quezon City 1110
Philippines
(Address of principal executive offices, with zip code)
63 (2) 916 5670
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 2, 2008, eTelecare Global Solutions, Inc. (the “Company”) appointed Lewis Moorehead, 36, as its Corporate Controller and Chief Accounting Officer. Mr. Moorehead will serve as the Company’s principal accounting officer. Prior to his appointment and since September 2007, Mr. Moorehead served as a partner of Rivers & Moorehead PLLC, a professional services firm providing companies with expertise related to transaction structuring, accounting and reporting matters. From April 2007 to August 2007, Mr. Moorehead served as the chief financial officer, secretary and treasurer of Intelligentias, Inc., a data retention software company. From April 2005 to April 2007, Mr. Moorehead served as the vice president and controller of American Express, a financial services company. From August 2004 to March 2005, Mr. Moorehead served as partner of Rivers & Moorehead PLLC. From September 1995 to July 2004, Mr. Moorehead served in various roles, including most recently as senior manager, for PricewaterhouseCoopers LLP, an accounting firm.
The Company shall pay Mr. Moorehead an annual base salary of $195,000. Mr. Moorehead shall be eligible for a guaranteed annual cash bonus payment in 2008 of $68,250 and pro rated on an annualized basis commencing on June 2, 2008. The Company granted an option to purchase 37,500 American Depositary Shares (“ADSs”) to Mr. Moorehead when he first joined the Company. This option shall vest over four years as follows: 9,375 ADSs shall vest on June 2, 2009 and the remaining number of ADSs shall vest in equal annual installments thereafter over the remaining three years.
If at any time within 12 months following a change in control of the Company, Mr. Moorehead is (i) constructively terminated or is terminated without cause or as a result of death or permanent disability and (ii) he delivers to the Company a standard release of claims, he shall receive the following benefits: (1) a cash payment equal to the higher of (a) half his annual base salary at the time of termination, or (b) half his annual base salary in effect immediately prior to the change in control of the Company; (2) the portion of any unvested options or other equity awards held by Mr. Moorehead as of the date of termination shall be vested immediately as of the date of termination and, together with any other shares vested as of such date, shall remain exercisable for a period of 12 months after the date of termination; and (3) for 6 months after the date of termination, the Company shall arrange to provide Mr. Moorehead and his dependents with life, medical, long-term disability and dental insurance benefits substantially similar to those which he was receiving immediately prior to the change in control of the Company, unless similar benefits are actually received by Mr. Moorehead from any subsequent employer during this 6-month period.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eTELECARE GLOBAL SOLUTIONS, INC.
Date: June 6, 2008	By:	/s/ John R. Harris
John R. Harris
Chief Executive Officer